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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 1999 included in the Registrant's Report on Form 10-K of Genesee & Wyoming Inc. for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP







Chicago, Illinois
November 12, 1999